As Adopted May 22, 2013

TEMPUR SEALY INTERNATIONAL, INC.
NON-EMPLOYEE DIRECTOR
DEFERRED COMPENSATION PLAN

AMENDED AND RESTATED EFFECTIVE MAY 22, 2013
1.Purpose; Effective Date; Sub-Plan; Definitions.
(a)    Purpose. The Board of Directors (the “Board”) of Tempur Sealy International, Inc. (the “Company”) has approved compensating Directors (as defined below) in part in the form of deferred restricted stock units (“DSUs”). The Board has further authorized Directors to make certain elections as to the time of payment under any such DSUs as well as the form of payment of any part of their compensation otherwise payable in cash (which alternative forms may include the grant of additional DSUs or payment in the form of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”)). The Board initially adopted this Non-Employee Director Deferred Compensation Plan to set out the terms and conditions of the elections available to Directors, and the terms of payment of any such DSUs. Effective as of May 22, 2013, the Board has amended and restated this Non-Employee Director Deferred Compensation Plan (as amended and restated, the “Plan”) for the purpose of providing that shares issued under DSUs would be issued under the Company’s 2013 Equity Incentive Plan, as amended from time to time (the “2013 EIP”) and for certain other limited purposes. The Non-Employee Director Deferred Compensation Plan as originally adopted effective May 4, 2010 is referred to as the “Original Plan”, and any awards granted prior to May 22, 2013 will continue to be governed by the Original Plan.
(b)    Effective Date. The Plan was originally effective as of May 4, 2010. As amended and restated, this Plan is effective as of May 22, 2013 (the “Effective Date”).
(c)    Relationship to 2013 Equity Incentive Plan. From the Effective Date, this Plan is maintained under the Company’s 2013 EIP, and any shares of Common Stock to be delivered pursuant to this Plan shall be issued under the 2013 EIP.
(d)    Definitions. Capitalized terms used but not defined herein shall have the meaning assigned under the 2013 EIP. As used in this Plan, the following terms shall have the following meanings:
(i)    “Award Agreement” shall mean an award agreement under the 2013 EIP in substantially the form attached hereto as Exhibit A, or such other form approved from time to time by the Committee.
(ii)    “Board Year” shall mean the term of service for a member of the Board commencing upon election or re-election at the Company’s Annual Meeting of Stockholders or upon appointment of a Director during a calendar year, and ending at the next Annual Meeting of Stockholders.
(iii)    “Committee” shall mean the Compensation Committee of the Board.
(iv)    “Director” shall mean a non-employee member of the Board.
(v)    “Election Form” shall mean the election form in substantially the form attached hereto as Exhibit B, or such other form approved from time to time by the Committee.
(vi)    “Fees” shall mean all retainer and committee fees payable to a Director for service on the Board for any Board Year.
(vii)    “Participant” shall mean any Director.
(viii)    “Separation from Service” shall mean a Participant’s death, retirement or other termination of association with the Company; provided that such separation constitutes a separation from service for purposes of Section 409A of the Code.
2.Eligibility. Only Directors shall be eligible to participate in this Plan.
3.Deferral Election. Each DSU granted to a Director for service for an upcoming Board Year or, for a Director appointed during a calendar year, for the balance of the then current Board Year, including any DSU granted pursuant to a

Director’s election under Section 4, is subject to vesting as set forth in the applicable Award Agreement. All such DSUs which become vested shall be paid under the terms of this Plan and the 2013 EIP on the third (3rd) anniversary of the Grant Date applicable to each DSU, as specified in the applicable Award Agreement, unless a Director elects to defer payment until the later of:
(i)    the third (3rd) anniversary of the Grant Date; and
(ii)    the earlier of the Director’s Separation from Service, and a fixed date after the third (3rd) anniversary of the Grant Date, which must be May 1 of the year designated by the applicable Director.
This election shall be made by submitting an Election Form to the Company in accordance with Section 5 hereof. Election Forms shall not carry over from year to year but instead a new Election Form must be submitted by the applicable deferral deadline in Section 5 hereof.
4.Equity Election.
(a)    Fee Election. With respect to Fees otherwise payable for services performed during a Board Year, a Participant may elect to receive all or a portion of his or her Fees otherwise payable in cash either:
(i)    in cash, to be paid as determined by the Board over the Board Year and subject to the Director’s continued service;
(ii)    in shares of Common Stock equal to the dollar value of the Fees to be paid in the form of Common Stock at any time divided by the closing price of the Company’s Common Stock on the New York Stock Exchange (the “NYSE”) on the date of payment, rounded to the nearest whole share, and payable as determined by the Board over the Board Year and subject to the Director’s continued service; or
(iii)    as DSUs granted under an Award Agreement awarded at the beginning of the applicable Board Year (or portion thereof) equal to the dollar value of the Fees to be paid in the form of DSUs divided by the closing price of the Company’s Common Stock on the NYSE on the Grant Date under the Award Agreement, rounded to the nearest whole share, subject to the Director’s continued service.
These elections shall be made by submitting an Election Form to the Company in accordance with Section 5. Election Forms shall not carry over from year to year but instead a new Election Form must be submitted by the applicable deferral deadline in Section 5 hereof.
(b)    Treatment of DSUs. If a Participant elects to take all or a portion of his or her Fees as DSUs pursuant to Section 4(a), the provisions of Section 3 (including any election as to the time of payment) shall apply to his or her respective DSUs.
5.Election Form Deadlines.
(a)General Rule. Except as provided in Section 5(b) below, the deadline for any election under Sections 3 and 4 shall be the last day of the calendar year prior to the Board Year which starts in the following calendar year.
(b)Special Rule for Initial Elections.
(i)Any Director who first becomes a Director after the Effective Date may make initial elections under Sections 3 and 4 with respect to (i) Fees payable for the Board Year in which he or she becomes a Director and (ii) Fees payable for a Board Year that begins on or after, but in the same calendar year, as the date he or she becomes a Director. These elections may be made within thirty (30) days after becoming a Director. However, no election under Section 3, and no election under Section 4 to convert Fees otherwise payable in cash to DSUs, shall be allowed under these timing rules if the Director has been eligible to participate in any other nonqualified deferred compensation plan of the Company or any entity treated as a single employer with the Company under Sections 414(b) or (c) of the Code other than as an employee, which other nonqualified deferred compensation plan is an account balance plan allowing the deferral of compensation at the election of the Director (each, an “Aggregated Plan”). An Aggregated Plan shall not be taken into account for purposes of this Section 5(b)(i) after the Director ceased to be eligible to defer compensation thereunder (other than through the accrual of earnings), provided either (i) all amounts due the Director under the Aggregated Plan have been paid to him or her, or (ii) he or she has not been eligible to defer compensation thereunder (other than through the accrual of earnings) for a period of at least twenty-four (24) months.
(ii)Elections made pursuant to the special rules of this Section 5(b) either (A) to change the time of payment of vested DSUs or (B) to convert any part of the Director’s Fees otherwise payable in cash into DSUs, may only apply to those Fees for the Director’s services attributable to the portion of the Board Year remaining after the Company’s receipt of the Director’s Election Form (including for this purposes the date the Company receives the Election Form, the

“Post-Election Period”). For a Board Year which begins prior to but ends subsequent to the Company’s receipt of a Director’s initial Election Form under this Section 5(b) the Fees payable with respect to the Post-Election Period will be an amount equal to (i) the total Fees payable to such Director for the applicable Board Year times (ii) a fraction, the numerator of which is the total number of days in the Post-Election Period and the denominator of which is the total number of days in the relevant Board Year after the Effective Date or after the Director is elected (including for purposes of this sentence the date the Director is elected with respect to such Board Year, and assuming that the applicable Board Year will end 365 days after the prior Annual Meeting of Stockholders). The proration rule set forth in the preceding sentence does not apply to a Director’s election to convert any part of the Director’s Fees otherwise payable in cash into shares of Common Stock and instead any such election pursuant to the special rule of this Section 5(b) shall apply to all amounts of his or her Fees the Director has timely elected to convert into shares of Common Stock.
(c)    Election Forms Not Returned. If no Election Form is timely submitted by a Director with respect to his or her compensation for any Board Year or part thereof, he or she shall be deemed to have elected (i) to receive payment for any DSUs granted for his or her services for such period which vest in accordance with the terms of the applicable Award Agreement on the third (3rd) anniversary of the applicable Grant Date and (ii) to receive in cash all of his or her Fees otherwise payable in cash for such period, to be paid as determined by the Board over the Board Year and subject to the Director’s continued service.
(d)    Elections Irrevocable. Elections under Sections 3 and 4 and made pursuant to the general rule of Section 5(a) shall become irrevocable on the last day on which a valid election could be made pursuant to Section 5(a). Elections under Sections 3 and 4 and made pursuant to the special rule of Section 5(b) shall become irrevocable on the Company’s receipt of the Director’s Election Form, duly completed.
6.Accounts.
(a)Accounts. The Company shall establish on its books an account (an “Account”) for each Participant, denominated in DSUs, each representing a conditional right to a share of Common Stock.  DSUs granted under an Award Agreement shall be credited to the Participant’s Account based on the number of shares of Common Stock specified in the Award Agreement. For the avoidance of doubt, it is not intended that the Account would be maintained as a record of any shares of Common Stock the Director has elected to receive in lieu of Fees otherwise payable in cash.
(b)Dividend Credits. As of each date for payment of any dividend or other distribution on the Company’s Common Stock, each Participant’s Account shall be credited with a number of shares of Common Stock equal to (i) the total amount of any such dividend or distribution that would have been paid on the number of vested DSUs recorded in the balance of that Participant’s Account as of the record date for such dividend divided by (ii) the value of a share of Common Stock on the payment date for such dividend, based on the closing price of Company Common Stock on the NYSE on such payment date, rounded up or down to the nearest whole share. Shares credited in lieu of dividends or distributions shall be subject to the same vesting provisions, and time of payment determinations, as the DSUs in respect of which such additional credits are made.
(c)Vesting of DSUs. DSUs credited to a Participant’s Account shall remain subject to a Risk of Forfeiture in accordance with the terms and conditions of the applicable Award Agreement as well as the provisions of Section 10 below (including any provision for accelerated vesting on certain changes of control pursuant to Section 9 of the 2013 EIP). Notwithstanding any provision of this Plan to the contrary, no Participant or other person shall have any right or claim under this Plan with respect to a DSU credited to the Participant’s Account but forfeited in accordance with the terms and conditions of the applicable Award Agreement.
(d)Effect of Corporate Transaction on Stock Accounts. If at any time subsequent to the Effective Date, the outstanding shares of Common Stock (or any other securities covered by this Plan by reason of the prior application of this Section) are adjusted, modified, increased, decreased, or exchanged for a different number or kind of shares, securities or other property (including cash), as a result of a merger or consolidation, reorganization, recapitalization, reclassification, or stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment will be made in accordance with Section 8 of the 2013 EIP in the number DSUs credited to Accounts under this Plan.
(e)Statement of Account. At the end of each Board Year, and at such other date or dates during a year as the Company may determine, the Company shall issue or shall cause to be issued to each Participant a statement setting forth the balance of the Participant’s Account under this Plan.
7.Payment of Benefits.
(a)In General. Subject to the balance of Section 7, distributions of a Participant’s Account under this Plan shall be made in accordance with the time of distribution applicable to each DSU credited thereto, either in accordance with the elections of the Director timely made under Section 3 or under the default rule provided in Section 5(c) if applicable.
(b)Timing of Distribution to Satisfy Applicable Law. The Committee or Board may delay any distribution from an Account if it reasonably anticipates that the making of the distribution will violate federal securities laws or other applicable laws until the earliest date that the Committee or Board reasonably anticipates that the making of such distribution will not cause such a violation. If advisable to avoid exposing a Participant to a claim for recovery of short swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the payment of the amount reflected in the Participant’s Account, such payment must be approved in advance by the Board or a committee comprised solely of “non-employee directors” as defined in Rule 16(b)-3(b)(3) under the Exchange Act.
(c)Form of Payments. Distribution shall be made in the form of whole shares of Common Stock equal to the number of DSUs credited to the Participant’s Account as of the relevant date. Each Participant or beneficiary agrees that prior to any distribution under this Plan, he or she will make such representations and execute such documents as are deemed by the Committee or Board to be necessary to comply with applicable laws.
(d)Delays or Acceleration in Payments. The Company may elect to accelerate the payment of any Account, in respect of vested DSUs, in the circumstances allowed by, and subject to the conditions required by Treas. Reg. §1.409A-3(j)(4), including but not limited to in connection with the issuance of domestic relations orders, for payment of employment taxes or upon income inclusion under Section 409A of the Code, as an offset for indebtedness or in settlement of bona fide disputes as to a right to a payment.
(e)Designation of Beneficiaries; Death. Each Participant shall have the right, at any time, to designate any person or persons as the Participant’s beneficiary or beneficiaries (both primary as well as secondary) to whom shares in respect of DSUs under this Plan shall be delivered in the event of the Participant’s death prior to complete distribution of the benefits due under this Plan. Each beneficiary designation shall be in written form prescribed by the Company and will be effective only if filed with the Company during the Participant’s lifetime. Such designation may be changed by the Participant at any time without the consent of a beneficiary. If no designated beneficiary survives the Participant, the balance of the Participant’s shares in respect of vested DSUs shall be delivered to the Participant’s surviving spouse or, if no spouse survives, to the Participant’s estate. Upon the death of a Participant, any shares in respect of DSUs shall be delivered, within forty-five (45) days after the Participant’s death, in a single distribution.
8.Administration.
(a)Committee Duties. This Plan shall be administered by the Committee, which shall have all of the authority expressly granted to the Committee and the Company under this Plan; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under this Plan and when so acting shall have the benefit of all of the provisions of this Plan pertaining to the Committee’s exercise of its authority hereunder. The Committee shall have responsibility for the general administration of this Plan and for carrying out its intent and provisions. The Committee shall have plenary authority in its discretion to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms of the Election Forms and Award Agreements executed and delivered under this Plan, including such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and have such powers and duties as may be necessary to discharge its responsibilities. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel, who may be counsel to the Company.
(b)Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.
9.Amendment and Termination of this Plan.
(a)Amendment. The Committee may at any time amend this Plan in whole or in part subject to any restrictions on modifications or amendments as provided in the 2013 EIP; provided, however, that no amendment shall affect the terms of any previously deferred DSUs or the terms of any irrevocable Election Form or Award Agreement of any Participant.
(b)Termination. The Committee or Board may at any time terminate this Plan, provided the termination does not occur proximate to a downturn in the financial health of the Company and there are then being terminated nonqualified deferred compensation plans which would be Aggregated Plans if the same non-employee individual were eligible to participate in this Plan and all such plans. In the event of a termination of this Plan under this Section 9(b), this Plan shall continue to operate for a period selected by the Board or Committee of at least twelve (12) months from the date the Board or Committee takes irrevocable action to terminate this Plan and this Plan shall continue to pay benefits otherwise payable under the terms of this Plan absent termination of this Plan. On a date selected by the Board or Committee that is more than twelve (12) months from the date the Board or Committee took irrevocable action to terminate this Plan, this Plan shall cease to operate and the Company shall determine the balance of each Participant’s Account as of the close of business on such date and the Company shall pay out such Account balances to the Participants in a single distribution as soon as practicable after such date, but in no event shall such distribution be made later than twenty-four (24) months after the date the Board or Committee took action to terminate this Plan. In the event of termination of this Plan under this Section 9(b), the Company shall not establish another nonqualified deferred compensation plan providing elective deferrals on the part of Directors if the same non-employee individual were eligible to participate in this Plan and such plan within three (3) years of the Board or Committee taking irrevocable action to terminate this Plan.
(c)    Termination on Change in Control. The Committee or Board may also terminate this Plan by irrevocable action at any time within thirty (30) days prior to or within twelve (12) months following a “change of control” (as defined for purposes of Section 409A of the Code), provided there are then being terminated all Aggregated Plans as to any

Participant affected by the change of control. In the event of a termination of this Plan under this Section 9(c), on a date selected by the Board or Committee that is no more than twelve (12) months from the date the Board or Committee took action to terminate this Plan, this Plan shall cease to operate, the Company shall determine the balance of each Participant’s Account as of the close of business on such date and the Company shall pay out such Account balances to the Participants in a single distribution as soon as practicable after such date, but in no event later than twelve (12) months after the date the Board or Committee took action to terminate this Plan.
10.Certain Remedies.
(a)If at any time within two (2) years after termination of a Participant’s association with the Company and its Affiliates any of the following occur:
(i)the Participant unreasonably refuses to comply with lawful requests for cooperation made by the Company, its Board, or its Affiliates;
(ii)the Participant accepts employment or a consulting or advisory engagement with any Competitive Enterprise (as defined in Section 10(c)) of the Company or its Affiliates or the Participant otherwise engages in competition with the Company or its Affiliates;
(iii)the Participant acts against the interests of the Company and its Affiliates, including recruiting or employing, or encouraging or assisting the Participant’s new employer to recruit or employ an employee of the Company or any Affiliate without the Company’s written consent;
(iv)the Participant fails to protect and safeguard while in his or her possession or control, or surrender to the Company upon termination of the Participant’s association with the Company or any Affiliate or such earlier time or times as the Company or its Board or any Affiliate may specify, all documents, records, tapes, disks and other media of every kind and description relating to the business, present or otherwise, of the Company and its Affiliates and any copies, in whole or in part thereof, whether or not prepared by the Participant;
(v)the Participant solicits or encourages any person or enterprise with which the Participant has had business-related contact, who has been a customer of the Company or any of its Affiliates, to terminate its relationship with any of them; or
(vi)the Participant breaches any confidentiality obligations the Participant has to the Company or an Affiliate, the Participant fails to comply with the policies and procedures of the Company or its Affiliates for protecting confidential information, the Participant uses confidential information of the Company or its Affiliates for his or her own benefit or gain, or the Participant discloses or otherwise misuses confidential information or materials of the Company or its Affiliates (except as required by applicable law); then
(1)All of the DSUs credited to the Participant’s Account shall terminate and be cancelled effective as of the date on which the Participant entered into such activity, unless terminated or cancelled sooner by operation of another term or condition of this Plan or the 2013 EIP;
(2)any Stock acquired and held by the Participant pursuant to this Plan during the Applicable Period (as defined below) may be repurchased by the Company at a purchase price of $0.01 per share; and
(3)any gain realized by the Participant from the sale of Stock acquired pursuant to this Plan during the Applicable Period shall be paid by the Participant to the Company.
(b)The term “Applicable Period” shall mean the period commencing on the later of the date of an Award Agreement or the date which is one year prior to the Participant’s termination of association with the Company or any Affiliate and ending two years from the Participant’s termination of association with the Company or any Affiliate.
(c)The term “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in, any entity that engages in, the manufacture, sale or distribution of mattresses or pillows or other bedding products or other products competitive with the Company’s products. Competitive Enterprise shall include, but not be limited to, the entities set forth on Appendix A hereto, which may be amended by the Company from time to time upon notice to the Participant. At any time the Participant may request in writing that the Company make a determination whether a particular enterprise is a Competitive Enterprise. Such determination will be made within fourteen (14) days after the receipt of sufficient information from the Participant about the enterprise, and the determination will be valid for a period of ninety (90) days from the date of determination.
11.Right of Set Off. The Company may deduct from any amounts the Company or any Affiliate owes the Participant from time to time, any amounts the Participant owes the Company under Section 10 above, provided that this set-off right may not be applied against wages, salary or other amounts payable to the Participant to the extent that the exercise of such set-off right would violate any applicable law. If the Company does not recover by means of set-off the full amount the Participant owes the Company, calculated as set forth above, the Participant agrees to pay immediately the unpaid balance to the Company upon the Company’s demand.
12.Nature of Remedies.
(a)The remedies set forth in Sections 10 and 11 above are in addition to any remedies available to the Company and its Affiliates in any non-competition, employment, confidentiality or other agreement, and all such rights are cumulative. The exercise of any rights hereunder or under any such other agreement shall not constitute an election of remedies.
(b)The Company shall be entitled to place a legend on any certificate evidencing any Stock acquired upon this Plan referring to the repurchase right set forth in Section 10(a) above. The Company shall also be entitled to issue stop transfer instructions to the Company’s stock transfer agent in the event the Company believes that any event referred to in Section 10(a) has occurred or is reasonably likely to occur.
13.Compliance with Laws.
(a)Government Regulations. This Plan, and the election of securities in lieu of Fees and the deferral of DSUs thereunder, and the obligation of the Company to issue, sell and deliver shares, as applicable, under the 2013 EIP, shall be subject to all applicable laws, rules and regulations.
(b)Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. This Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board without the consent of the Participants in this Plan). Notwithstanding the foregoing, no particular tax result for a Participant with respect to any income recognized by the Participant in connection with this Plan is guaranteed under this Plan, and the Participant shall be responsible for any taxes imposed on the Participant in connection with this Plan.
14.Miscellaneous.
(a)No Interest in Assets. The Accounts shall be established solely for the purpose of determining the number of DSUs owed to Participants or beneficiaries under this Plan. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of the Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. The Company’s obligation under this Plan shall be that of an unfunded and unsecured promise to deliver shares in respect of DSUs in the future, and the rights of Participants and beneficiaries shall be no greater than those of unsecured general creditors of the Company. Nothing in this Plan shall be deemed to give any member of the Board any right to participate in this Plan, except in accordance with the provisions of this Plan.
(b)Non-assignability. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the shares in respect of any DSUs, if any, deliverable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and nontransferable. No part of the shares deliverable in respect of any DSUs shall, prior to actual delivery, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
(c)Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware, without regard to the conflicts of law principles thereof.
(d)Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.
(e)Notice. Any notice or filing required or permitted to be given to the Company or the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
(f)Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.
* * *Exhibit A

TEMPUR SEALY INTERNATIONAL, INC.

2013 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR
DEFERRED COMPENSATION PLAN

Acknowledgement and Award Agreement
[Insert Board Member]

This Acknowledgement and Award Agreement (the “Agreement”), dated as of [_______ __, 20__], is between Tempur Sealy International, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified below, residing at the address there set out (the “Recipient”).
1.    Award of Deferred Stock Units. Pursuant and subject to the Company’s 2013 Equity Incentive Plan, as the same may be amended from time to time, (the “2013 EIP”), the Company grants the Recipient an award (the “Award”) for [Insert total of Mandatory DSUs and/or Elective DSUs, if any] deferred stock units (“DSUs”) of the common stock, par value $0.01 per share, of the Company (the “Stock”) as compensation for the Recipient’s service as a member of the board of directors of the Company (the “Board”). This Award is granted as of [_______ __, 20__] (the “Grant Date”).
2.    Rights of Deferred Stock Units. The DSUs granted in this Agreement shall be credited to the Recipient’s account under the Company’s Amended and Restated Non-Employee Director Deferred Compensation Plan (as the same may be amended from time to time, the “Deferred Compensation Plan”). All of the Recipient’s rights in or as a consequence of this grant of DSUs, to the extent the DSUs vest as determined in accordance with Section 3 below, shall thereafter be determined under the Deferred Compensation Plan. As provided in the Deferred Compensation Plan, the Recipient shall have no rights to receive shares of Common Stock in or as a consequence of DSUs which do not vest as determined accordance with Section 3 below, except as provided in Section 4 below.
3.    Vesting Period and Rights; Delivery Date; and Filings. The Award will vest in [four] installments as follows:

Number of Shares in Each Installment	Percentage of the Award	Vesting Date
[______]	[25]%	________ __, 20__
[______]	[25]%	________ __, 20__
[______]	[25]%	________ __, 20__
[______]	[25]%	________ __, 20__
Subject to the provisions of Section 4 below, the vesting is subject to the Recipient’s continued service on the Board of the Company on the applicable vesting date as set forth above (the “Vesting Date”).
The Recipient is responsible for any filings required under Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.
4.    Termination of Service. If the Recipient’s membership with the Board of the Company ends for any reason, the Recipient forfeits all rights and interest in any unvested DSUs; provided, however, if the Recipient dies or the Recipient’s membership with the Board ends due to the Recipient’s long-term disability (within the meaning of Section 409A of the Code), all of the DSUs that have not become vested pursuant to Section 3 as of the date of death or disability shall immediately vest.
5.    Acceleration in Certain Cases. In lieu of the Change of Control provisions of Section 9 (a) and (b) of the 2013 EIP and notwithstanding anything herein to the contrary, if a Change of Control occurs this Agreement shall remain in full force and effect in accordance with its terms subject to the following. In the event of such Change of Control, any Risk of Forfeiture (as defined in the 2013 EIP) applicable to the DSUs shall lapse with respect to 50% of the DSUs still subject to such Risk of Forfeiture immediately prior to the Change of Control. For the purposes of this Agreement, “Change of Control” shall have the meaning set forth in the 2013 EIP, provided, that no event or transaction shall constitute a Change of Control for purposes of this Agreement unless it also qualifies as a change of control for purposes of Section 409A of the Code.
6.    Incorporation of Plan Terms; Acknowledgements. Except as provided in Section 5, this Award is granted subject to all of the applicable terms and provisions of the 2013 EIP and the Deferred Compensation Plan. Without limiting the generality of the foregoing, the Recipient acknowledges that under the terms of the 2013 EIP and Deferred Compensation Plan:
(a)    The Company may recover any payment under the Deferred Compensation Plan if within two years of the Recipient’s termination of service with the Company he or she fails comply with certain covenants (including but not limited, competing with the Company and its Affiliates). By executing this Agreement, the Recipient consents to a deduction from any amounts the Company or any Affiliate owes the Recipient from time to time, to the extent of the amounts the Recipient owes the Company under said Sections 10 and 11 of the Deferred Compensation Plan (provided that the set-off right will not be applied against wages, salary or other amounts payable to the Recipient to the extent that the exercise of such set-off right would violate any applicable law) and agrees that if the Company does not recover by means of set-off the full amount the Recipient owes the Company, calculated as set forth above, the Recipient will pay immediately the unpaid balance to the Company upon the Company’s demand.
(b)    The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer of any shares of Stock due to the Recipient with respect to vested DSUs which results from the inability of the Company to obtain, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares. Acceptance of this Award constitutes the Recipient’s agreement that the shares of Stock subsequently acquired hereunder, if any, will not be sold or otherwise disposed of by the Recipient in violation of any applicable securities laws or regulations.
(c)    The DSUs are subject to this Agreement and Recipient’s acceptance hereof shall constitute the Recipient’s agreement to any administrative regulations of the Compensation Committee of the Company’s Board (the “Committee”). In the event of any inconsistency between this Agreement and the provisions of the 2013 EIP or Deferred Compensation Plan, the provisions of such plans shall prevail.
(d)    All decisions of the Committee upon any questions arising under the 2013 EIP or Deferred Compensation Plan or under these terms and conditions are conclusive and binding.
(e)    During the Recipient’s lifetime, no rights under the Deferred Compensation Plan related to the Award, the DSUs or any underlying Stock payable in satisfaction of vested DSUs, shall be transferable except by will or the laws of descent and distribution.
(f)    The Company makes no representation or warranty as to the tax treatment of this Award, including upon the issuance of the Stock or upon the Recipient’s sale or other disposition of the Stock. The Recipient should rely on his own tax advisors for such advice.
(g)    All Stock earned and delivered pursuant to this Agreement and the Deferred Compensation Plan are intended to be paid in compliance with, or on a basis exempt from, Section 409A of the Code. This Agreement, and all terms and conditions used herein, shall be interpreted and construed consistent with that intent. However, the Company does not warrant all such payments will be exempt from, or paid in compliance with, Section 409A of the Code. The Recipient bears the entire risk of any adverse federal, state or local tax consequences and penalty taxes which may result from payments made on a basis contrary to the provisions of Section 409A or comparable provisions of any applicable state or local income tax laws.
7.    Miscellaneous. Capitalized terms used but not defined herein shall have the meaning assigned under the 2013 EIP and the Deferred Compensation Plan. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Recipient. This Agreement may be executed in one or more counterparts all of which together shall constitute one instrument.
[Remainder of page intentionally left blank]
In Witness Whereof, the parties have executed this Agreement as of the date first above written.

TEMPUR SEALY INTERNATIONAL, INC.
By:	_______________________________
Name:	_______________________________

RECIPIENT
_________________________________________
Name:
Recipient’s Address:
_________________________________________
_________________________________________
_________________________________________
_________________________________________

Exhibit B
TEMPUR SEALY INTERNATIONAL, INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
ELECTION FORM
Director Information
Director Name:
Last    First    Initial

Director Address:
Street

City State                Zip

Director SSN:     ___________________________________

Background and Purpose

The Board of Directors (the “Board”) upon recommendation of the Compensation Committee of Tempur Sealy International, Inc. (the “Company”), has approved payment of part of the compensation for the service of non-employee directors of the Board in the form of deferred restricted stock units (“Mandatory DSUs”). Mandatory DSUs are subject to the terms of the Company’s Amended and Restated Non-Employee Director Deferred Compensation Plan (as the same may be amended from time to time, the “Deferred Compensation Plan”) and the Company’s 2013 Equity Incentive Plan, as amended from time to time (the “2013 EIP”). Mandatory DSUs vest in accordance with the terms of an Award Agreement issued under the 2013 EIP and under and subject to the terms of the Deferred Compensation Plan and are payable, if vested, three (3) years after the date of grant unless the director elects a later date of payment under the Deferred Compensation Plan. The Board has also approved the issuance of shares of the Company’s Common Stock, or the grant of additional deferred stock units (“DSUs”) subject to the terms of the Deferred Compensation Plan and the 2013 EIP (the “Elective DSUs”), at the election of the non-employee director and in lieu of some or all of the cash compensation otherwise approved by the Board as compensation for the non-employee director’s service.

The purpose of this Election Form is to solicit the foregoing elections, as follows:

•	A “Deferral Election,” enabling a non-employee director to elect to defer payment of any Mandatory DSUs and any Elective DSUs to the later of:

(i)    the third (3rd) anniversary of the Grant Date; and

(ii)    the earlier of his or her Separation of Service (as defined in the Deferred Compensation Plan) and a fixed date after the third (3rd) anniversary of the Grant Date, which must be May 1 of the year designed by the Director; and/or

•
An “Equity Election,” enabling a non-employee director to elect to receive some or all of his or her compensation otherwise payable in cash in the form of either shares of Common Stock, or Elective DSUs.

Capitalized terms used but not defined herein shall have the meaning assigned such terms under the 2013 EIP and Deferred Compensation Plan.

Deferral Election

By checking the box, I hereby elect to defer any payment in respect of Mandatory and Elective DSUs granted to me during the [20XX-20XX] Board Year, until the later of

(i)    the third (3rd) anniversary of the Grant Date specified in the Award Agreement pertaining to those DSUs; or

(ii)    the earlier of my Separation of Service and the following fixed date: May 1, 20__. Insert a May 1 that falls after the third (3rd) anniversary of the Grant Date.

I understand that if I do not make the deferral election set forth above, payment of Mandatory and Elective DSUs will be made on the third (3rd) anniversary of the applicable Grant Date. I further understand these DSUs will vest as determined under the applicable Award Agreement and my receipt of vested DSUs is subject to my continued service on the Board during the Board Year and the other terms and conditions of the Deferred Compensation Plan. I understand if my service on the Board ends during the [20XX-20XX] Board Year, I will forfeit any unvested DSUs, except as provided in Section 4 of the applicable Award Agreement.

Equity Election

I hereby elect to take my annual cash fees (including both Board and committee fees, as applicable) that would otherwise be payable to me for services rendered during the [20XX-20XX] Board Year:

____% in cash payable as determined by the Board in the action approving such compensation; and

____% in shares of common stock of the Company, in a number equal to the percentage of the cash otherwise payable that I have indicated divided by the closing price of the Company’s common stock on the NYSE on the date or dates as such cash would otherwise be payable, rounded down to the nearest whole share, plus a cash payment in the amount of any fractional share of Common Stock then otherwise distributable, issuable as determined by the Board in the action approving such compensation; and

____% in Elective DSUs, in a number equal to the percentage of the cash otherwise payable that I have indicated divided by the closing price of the Company’s common stock on the NYSE on the Grant Date under the applicable Award Agreement (which will be a date on or abut the beginning of the applicable Board Year).

I understand receipt of either cash fees or Common Stock is subject to my continued service on the Board during the Board Year, and that any Elective DSUs will vest, if ever, as determined under the applicable Award Agreement. I understand my receipt of vested DSUs is subject to my continued service on the Board during the Board Year and the other terms and conditions of the Deferred Compensation Plan. I understand if my service on the Board ends during the [20XX-20XX] Board Year, I will forfeit any unearned or unvested cash, Common Stock, or DSUs, except as provided in Section 4 of the applicable DSU Award Agreement.

Acknowledgement and Authorization

I understand that any elections on this Form will apply only to compensation payable for services as a non-employee director to be rendered in the portion of 2013 following the effective date of the Deferred Compensation Plan (or my submission of this election, if later) and subject to the adoption of the Deferred Compensation Plan by the Board. I further understand that all elections on this Form are irrevocable. I hereby certify that the above participant information is true, accurate and complete. NTD: Paragraph to include for the initial election.

I understand that any elections on this Form will apply only to compensation payable for services as a non-employee director to be rendered in the portion of [insert specific Board Year] following my submission of this election. I further understand that all elections on this Form are irrevocable. I hereby certify that the above participant information is true, accurate and complete. NTD: Paragraph to include for new directors.

I understand that any elections on this Form will apply only to compensation payable for services as a non-employee director to be rendered in the [insert specific Board Year] Board Year. I further understand that all elections on this Form will become irrevocable on the December 31 preceding that Board Year. I hereby certify that the above participant information is true, accurate and complete. NTD: Paragraph to include for subsequent elections.

Director            Date

Accepted:

TEMPUR SEALY INTERNATIONAL, INC.
By:	_______________________________
Name:	_______________________________

Date:
Appendix A
Competitive Enterprises of the Company and its Affiliates

Ace
AH Beard
Auping
Ashley Sleep
Boyd
Carpe Diem
Carpenter
Carolina Mattress
Cauval Group
Chaide & Chaide
Classic Sleep Products
Comforpedic
Comfort Solutions
COFEL group
De Rucci
Diamona
Doremo Octaspring
Dorelan
Dunlopillo
Duxiana
Eastborne
Eminflex
Englander
Flex Group of Companies
Foamex

France Bed
Future Foam
Harrisons
Hastens
Hilding Anders Group
Hypnos
IBC
KayMed
King Koil
Kingsdown
Lady Americana
Land and Sky
Leggett & Platt
Lo Monaco
Magniflex
Metzler
Myers
Optimo
Ortobom
Natura
Natures Rest
Park Place
Permaflex
Pikolin Group
Recticel Group
Relyon
Restonic
Rosen
Rowe
Sapsa Bedding
Select Comfort
Serta and any direct or indirect parent company
Silentnight
Simmons Company/Beautyrest and any direct or indirect parent company
Sleepmaker
Spring Air
Sterling
Stobel
Swiss Comfort
Swiss Sense
Therapedic